                                                                    EXHIBIT 1.1

                                                                 EXECUTION COPY

                             UNDERWRITING AGREEMENT
                               (CAPITAL SECURITIES)

                                                              February 11, 1999

UnionBanCal Corporation
350 California Street
San Francisco, California 94104

Ladies and Gentlemen:

     We (the "MANAGERS") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "UNDERWRITERS"), and we understand that UnionBanCal Finance Trust I ("FINANCE TRUST I"), a statutory business trust created under the Delaware Business Trust Act, proposes to issue and sell 14,000,000 UnionBanCal Finance Trust I 73/8% Capital Securities (the "OFFERED CAPITAL SECURITIES").

     It is understood that substantially contemporaneously with the closing of the sale of the Offered Capital Securities to the Underwriters contemplated hereby, (i) Finance Trust I, its trustees (the "FINANCE TRUSTEES") and UnionBanCal Corporation ("UNBC") shall enter into an Amended and Restated Declaration of Trust in substantially the form of the Form of the Amended and Restated Declaration of Trust attached as Exhibit 4.10 to the Registration Statement referred to below (the "DECLARATION OF TRUST"), pursuant to which Finance Trust I shall (x) issue and sell the Offered
Capital Securities to the Underwriters pursuant hereto and (y) issue 432,990 shares of its Common Securities (the "COMMON SECURITIES" and, together with the Offered Capital Securities, the "TRUST SECURITIES") to UNBC, in each case with such rights and obligations as shall be set forth in such Declaration of Trust, (ii) UNBC and The First National Bank of Chicago, as Trustee, acting pursuant to an Indenture dated as of February 19, 1999 shall provide for the issuance of $360,824,750 principal amount of UNBC's 7-3/8% Junior Subordinated Deferrable Interest Debentures due 2029 (the "JUNIOR SUBORDINATED DEBENTURES"), (iii) UNBC shall sell such Junior Subordinated Debentures to Finance Trust I and Finance Trust I shall purchase such Junior Subordinated Debentures with proceeds of the sale of the Offered Capital Securities to the Underwriters contemplated hereby and of the Common Securities to UNBC and
(iv) UNBC and The First National Bank of Chicago, as Guarantee Trustee, shall enter into a Preferred Securities Guarantee Agreement in substantially the form of the Form of the Preferred Securities Guarantee Agreement attached as
Exhibit 4.16 to the Registration Statement referred to below (the
"GUARANTEE") for the benefit of holders from time to time of the Offered Capital Securities.

     Subject to the terms and conditions set forth or incorporated by reference herein, Finance Trust I hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the aggregate number of Offered Capital Securities set forth below opposite their names at a purchase price of $25 per Offered Capital Security (the "PURCHASE PRICE"); PROVIDED, that UNBC shall pay to the Underwriters' compensation equal to $0.7875 per Offered Capital Security (except for sales of 10,000 or more Offered Capital Securities to a single purchaser for which the Underwriters' compensation will be $0.50 per Offered Capital Security):

                                                                      Number of
                                                            Offered Capital Securities
               Underwriter                                         To Be Purchased
               -----------                                         ---------------
 Morgan Stanley & Co. Incorporated                                    2,143,400
 Salomon Smith Barney Inc.                                            2,143,400
 Merrill Lynch, Pierce, Fenner & Smith Incorporated                   2,143,400
 PaineWebber Incorporated                                             2,143,400
 Prudential Securities Incorporated                                   2,143,400
 ABN AMRO Incorporated                                                   98,000
 BT Alex. Brown Incorporated                                             98,000
 CIBC Oppenheimer Corp.                                                  98,000
 Credit Suisse First Boston Corporation                                  98,000
 A.G. Edwards & Sons, Inc.                                               98,000
 Fox-Pitt, Kelton Inc.                                                   98,000
 Keefe, Bruyette & Woods, Inc.                                           98,000
 Lehman Brothers Inc.                                                    98,000
 J.P. Morgan Securities Inc.                                             98,000
 Ryan, Beck & Co.                                                        98,000
 Schroder & Co. Inc.                                                     98,000
 SG Cowen Securities Corporation                                         98,000
 Van Kasper & Company                                                    98,000
 Advest, Inc.                                                            49,000
 Robert W. Baird & Co. Incorporated                                      49,000
 George K. Baum & Company                                                49,000
 William Blair & Company, L.L.C.                                         49,000
 J.C. Bradford & Co.                                                     49,000
 Craigie Incorporated                                                    49,000
 Crowell, Weedon & Co.                                                   49,000

                                                                      Number of
                                                            Offered Capital Securities
               Underwriter                                         To Be Purchased
               -----------                                         ---------------
 D.A. Davidson & Co. Incorporated                                        49,000
 Dain Rauscher Wessels                                                   49,000
 Davenport & Company LLC                                                 49,000
 Fahnestock & Co. Inc.                                                   49,000
 Ferris, Baker Watts, Incorporated                                       49,000
 Fidelity Capital Markets, A Division of                                 49,000
  National Financial Services Corporation
 Fifth Third/The Ohio Company                                            49,000
 First Albany Corporation                                                49,000
 First Union Capital Markets Corp.                                       49,000
 Fleet Securities, Inc.                                                  49,000
 Gibraltar Securities Co.                                                49,000
 J.J.B. Hilliard, W.L. Lyons, Inc.                                       49,000
 Interstate/Johnson Lane Corporation                                     49,000
 Janney Montgomery Scott Inc.                                            49,000
 Kirkpatrick, Pettis, Smith, Polian Inc.                                 49,000
 Legg Mason Wood Walker, Incorporated                                    49,000
 McDonald Investments Inc., A Keycorp Company                            49,000
 Mesirow Financial, Inc.                                                 49,000
 Morgan Keegan & Company, Inc.                                           49,000
 Olde Discount Corporation                                               49,000
 Pershing, A Division of Donaldson,                                      49,000
 Lufkin & Jenrette
 Piper Jaffray Inc.                                                      49,000
 Raymond James & Associates, Inc.                                        49,000
 The Robinson-Humphrey Company, LLC                                      49,000
 Roney Capital Markets, A Division of First Chicago                      49,000
 Charles Schwab & Co., Inc.                                              49,000
 Scott & Stringfellow, Inc.                                              49,000
 Southwest Securities, Inc.                                              49,000
 Sterne, Agee & Leach, Inc.                                              49,000
 Stifel, Nicolaus & Company, Incorporated                                49,000

                                                                      Number of
                                                            Offered Capital Securities
               Underwriter                                         To Be Purchased
               -----------                                         ---------------
 Sutro & Co. Incorporated                                                49,000
 TD Securities (USA) Inc.                                                49,000
 Tucker Anthony Incorporated                                             49,000
 Wedbush Morgan Securities                                               49,000
                                                              -----------------
 Total . . . . . . . . . . . . . . . . .                             14,000,000
                                                              =================

     The Underwriters will pay for the Offered Capital Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m. (New York time) on February 19, 1999, or at such other time, not later than 5:00 p.m. (New York time) on February 19, 1999, as shall be designated by us. The time and date of such payment and delivery are hereinafter referred to as the "CLOSING DATE".

     The Offered Capital Securities shall have the terms set forth in the Prospectus dated February 10, 1999 and the Prospectus Supplement dated February 11, 1999, including the following:

TERMS OF OFFERED CAPITAL SECURITIES

 Designation of the Capital Securities:   UnionBanCal Finance Trust I 7-3/8%
                                          Capital Securities

 Issuer of Offered Capital Securities:    UnionBanCal Finance Trust I

 Aggregate Number of Capital Securities:  14,000,000

 Price to Public:                         $25 per Capital Security

 Purchase Price:                          $25 per Capital Security

 Underwriters' Compensation per Capital   $0.7875 per Capital Security (except
 Security:                                for sales of 10,000 or more Capital
                                          Securities to a single purchaser for
                                          which the Underwriters' compensation
                                          will be $.50 per Offered Capital
                                          Security)

 Selling Concession:                      $0.50 per Capital Security

 Reallowance:                             $0.40 per Capital Security

                                       4

 Closing Date:                            February 19, 1999

 Form:                                    Book-entry

 Other Terms:
      Maturity Date:                      May 15, 2029, subject to acceleration
                                          under certain circumstances to a date
                                          no earlier than May 15, 2014

      Liquidation Amount:                 $25 per Capital Security

      Distributions:                      7-3/8% per annum

      Distribution Payment Dates:         February 15, May 15, August 15 and
                                          November 15 of each year, commencing
                                          on May 15, 1999

      Redemption:                         Redeemable prior to maturity at the
                                          option of UNBC (i) on or after
                                          February 19, 2004, in whole at any
                                          time or in part from time to time and
                                          (ii) prior to February 19, 2004 in
                                          whole (but not in part) at any time
                                          within 90 days following the
                                          occurrence and continuation of a Tax
                                          Event, an Investment Company Event or
                                          a Regulatory Capital Event, in each
                                          case, at par

     Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

     Except as set forth below, all provisions contained in the document entitled Underwriting Agreement Standard Provisions dated February 11, 1999 (the "STANDARD PROVISIONS") relating to the Capital Securities of Finance Trust I (fully and unconditionally guaranteed by UNBC, based on its obligations under a guarantee, a trust declaration and an indenture), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that
(i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Capital Security or a related Junior Subordinated Debenture shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                               Very truly yours,

                               MORGAN STANLEY & CO. INCORPORATED
                               SALOMON SMITH BARNEY INC.
                               MERRILL LYNCH, PIERCE, FENNER & SMITH
                               INCORPORATED
                               PAINEWEBBER INCORPORATED
                               PRUDENTIAL SECURITIES INCORPORATED

                               Acting severally on behalf of themselves and the several Underwriters named in the third paragraph hereof.

                               By: Morgan Stanley & Co. Incorporated


                               By: /s/ Harold J. Hendershot III
                                   -------------------------------
                                   Name:  Harold J. Hendershot III
                                   Title: Vice President

Accepted:

UNIONBANCAL CORPORATION


By: /s/ David A. Anderson
    ----------------------------
    Name:  David A. Anderson
    Title: Senior Vice President
           and Controller


UNIONBANCAL FINANCE TRUST I


By: /s/ John H. McGuckin, Jr.
    ----------------------------
    Name:  John H. McGuckin, Jr.
    Title: Regular Trustee

                            UNIONBANCAL FINANCE TRUST I
                                 CAPITAL SECURITIES

                                UNDERWRITING AGREEMENT
                                 STANDARD PROVISIONS

                                  FEBRUARY 11, 1999


     UnionBanCal Corporation, a California corporation ("UNBC"), may, together with UnionBanCal Finance Trust I, a statutory business trust created under the Delaware Business Trust Act ("FINANCE TRUST I"), enter into an underwriting agreement that provides for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "UNDERWRITING AGREEMENT"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

     UNBC proposes to cause Finance Trust I to issue its 7-3/8% Capital Securities ("CAPITAL SECURITIES") guaranteed by UNBC to the extent described in the Prospectus (as defined below) with respect to distributions and amounts payable upon liquidation or redemption pursuant to a Preferred Securities Guarantee Agreement to be dated as of the date of the Underwriting Agreement executed and delivered by UNBC and The First National Bank of Chicago, as trustee (the "GUARANTEE TRUSTEE"), for the benefit of the holders from time to time of the Capital Securities (the "GUARANTEE").

     If Finance Trust I issues Capital Securities, it will use the proceeds from the sale of the Capital Securities and the sale of Common Securities (as defined below) to purchase from UNBC an aggregate principal amount of its 7-3/8% Junior Subordinated Deferrable Interest Debentures due 2029 (the "JUNIOR SUBORDINATED DEBENTURES") equal to the aggregate liquidation amount of the Capital Securities and Common Securities issued by Finance Trust I pursuant to a Debenture Purchase Agreement to be dated as of the date of the Underwriting Agreement (the "DEBENTURE PURCHASE AGREEMENT"). The Junior Subordinated Debentures will be issued under an Indenture to be dated as of February 19, 1999 between UNBC and The First National Bank of Chicago, as trustee (the "INDENTURE TRUSTEE") (as amended and supplemented from time to time, the "INDENTURE"). With respect to the issuance of Capital Securities by Finance Trust I, UNBC will also be the holder of one hundred percent of the common securities representing undivided beneficial interests in the assets of Finance Trust I (the "COMMON SECURITIES" and, together with the Capital Securities, the "TRUST SECURITIES"), which shall be issued pursuant to a Subscription Agreement to be dated as of the date of the Underwriting Agreement (the "SUBSCRIPTION AGREEMENT").

     Finance Trust I has been created under Delaware law pursuant to the filing of a Certificate of Trust (the "CERTIFICATE OF TRUST") with the Secretary of State of the State of Delaware, and will be governed by an Amended and Restated Declaration of Trust (the "DECLARATION OF TRUST") among UNBC, as sponsor, The First National Bank of Chicago, as Property Trustee (the "PROPERTY TRUSTEe"), First Chicago Delaware Inc., as Delaware Trustee (the "DELAWARE TRUSTEE"), and three individuals who have been selected by UNBC, as sponsor. UNBC, as sponsor, has appointed the Property Trustee, the Delaware Trustee and three individuals who are officers of or affiliated with UNBC to act as administrators with respect to Finance Trust I (the "REGULAR TRUSTEES" and, together with the Property Trustee and the Delaware Trustee, the "FINANCE TRUSTEES"). The First National Bank of Chicago, as Property Trustee, will act as Indenture Trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

     UNBC and Finance Trust I have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement including a prospectus relating to the Capital Securities and the Guarantee (collectively, the "SECURITIES") and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), specifically relating to the Securities offered pursuant to this Agreement (the "OFFERED CAPITAL SECURITIES" and the "OFFERED GUARANTEE" and, collectively, the "OFFERED SECURITIES"). The term Registration Statement means the registration statement as amended to the date of this Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the Prospectus Supplement. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "BASIC PROSPECTUS", "PROSPECTUS" and "PRELIMINARY PROSPECTUS" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by UNBC with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     1. REPRESENTATIONS AND WARRANTIES. Each of Finance Trust I and UNBC, jointly and severally, represents and warrants to and agrees with each of the Underwriters as of the date of the Underwriting Agreement:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of UNBC, threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, when so filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus, as of its date, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to UNBC in writing by such Underwriter through the Managers expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of the trustees referred to in the Registration Statement.

     (c) UNBC has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; all of the issued shares of capital stock of each subsidiary of UNBC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by UNBC, free and clear of all liens, encumbrances, equities or claims;

     (d) Union Bank of California, N.A. ("UBOC") has been duly organized, is validly existing as an association in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

     (e) Finance Trust I has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, is a "grantor trust" for United States federal income tax purposes, has the power and authority to conduct its business as presently conducted and as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction.

     (f) This Agreement has been duly authorized, executed and delivered by each of Finance Trust I and UNBC.

     (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by UNBC and, upon execution and delivery thereof by UNBC (and assuming due authorization, execution and delivery by the Indenture Trustee), will, as of the Closing Date, be a valid and binding agreement of UNBC, enforceable against UNBC in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (h) The Junior Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by Finance Trust I in accordance with the terms of the Debenture Purchase Agreement, will be entitled to the benefits of the Indenture, and will be valid and legally binding obligations of UNBC, enforceable against UNBC in accordance with their terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnification and contribution may be limited under applicable law.

     (i) The Guarantee has been qualified under the Trust Indenture Act and has been duly authorized by UNBC and, upon execution and delivery thereof by UNBC (and assuming due authorization, execution and delivery by the Guarantee Trustee), will, as of the Closing Date, be a valid and binding agreement of UNBC, enforceable against UNBC in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnification and contribution may be limited under applicable law.

     (j) The Declaration of Trust has been qualified under the Trust Indenture Act and has been duly authorized by UNBC and, upon execution and delivery thereof by UNBC (and assuming due authorization, execution and delivery thereof by each party thereto other than UNBC), will, as of the Closing Date, be a valid and binding agreement of UNBC, enforceable against UNBC in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights
                                       4
generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnification and contribution may be limited under applicable law.

     (k) The Offered Capital Securities have been duly authorized by the Declaration of Trust and, when executed and authenticated in accordance with the provisions of the Declaration of Trust and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and (subject to the terms of the Declaration of Trust) fully paid and non-assessable undivided beneficial interests in the assets of Finance Trust I, and the issuance of such Offered Capital Securities will not be subject to any preemptive or similar rights. Holders of the Offered Capital Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Common Securities have been duly authorized by the Declaration of Trust and, when issued and executed in accordance with the provisions of the Declaration of Trust and delivered to UNBC against payment therefor as set forth in the Subscription Agreement, will be validly issued undivided beneficial interests in the assets of Finance Trust I, and the issuance of such Common Securities will not be subject to any preemptive rights.

     (l) The execution and delivery by UNBC of, and the performance by UNBC of its obligations under, this Agreement, the Indenture, the Declaration of Trust, the Guarantee and the Junior Subordinated Debentures, will not contravene any provision of applicable law, the Declaration of Trust or the articles of incorporation or bylaws of UNBC or, except for violations that individually or in the aggregate would not result in a Material Adverse Effect, any agreement or other instrument binding upon UNBC or any of its subsidiaries that is material to UNBC and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over UNBC or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by UNBC of its obligations under this Agreement, the Indenture, the Declaration of Trust, the Guarantee and the Junior Subordinated Debentures, (i) except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities or (ii) except to the extent that the failure to so obtain would not individually or in the aggregate have a Material Adverse Effect;

     (m) The execution and delivery by Finance Trust I of, and the performance by Finance Trust I of its obligations under, this Agreement will not contravene any provision of applicable law or the Declaration of Trust or, except for violations that individually or in the aggregate would not result in a Material Adverse Effect, any agreement or other instrument binding upon Finance Trust I that is material to Finance Trust I, or any judgment, order or decree of any governmental body, agency or court having jurisdiction
                                       5
over Finance Trust I, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Finance Trust I of its obligations under this Agreement, (i) except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities or (ii) except to the extent that the failure to so obtain would not individually or in the aggregate have a Material Adverse Effect;

     (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Finance Trust I or UNBC and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement).

     (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (p) Each of Finance Trust I and UNBC is not, and after giving effect to the offering and sale of the Offered Capital Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

     (q) There are no legal or governmental proceedings pending or, to the knowledge of UNBC, threatened to which Finance Trust I or UNBC or any of its subsidiaries is a party or to which any of the properties of Finance Trust I or UNBC or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

     (r) UNBC and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

     (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

     (t) UNBC and each of its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither UNBC nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of UNBC and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

     (u) UNBC has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of UNBC or any of its subsidiaries will be affected by the "Year 2000 Problem" (that is, any significant risk that UNBC's computer hardware or software applications and those of its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or times periods occurring prior to January 1, 2000); as a result of such review, UNBC has no reason to believe, and does not believe, that (i) there are any issues related to UNBC's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or the Prospectus which have not been accurately described in the Registration Statement or the Prospectus and
(ii) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of UNBC and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of UNBC and it subsidiaries, taken as a whole.

     2. PUBLIC OFFERING. Finance Trust I and UNBC are advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Managers' judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

     3.   PURCHASE AND DELIVERY.  Except as otherwise provided in this
Section 3, payment for the Offered Securities shall be made to Finance Trust I or UNBC, as applicable, in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Managers for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations or amounts, as the case may be, as the Managers shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

     4. CONDITIONS TO CLOSING. The several obligations of the Underwriters hereunder are subject to the following conditions:

     (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of UNBC's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; PROVIDED that this Section 4(a)(i) shall not apply to any downgrading or intended or potential downgrading by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S"), solely as a result of (A) any changes in the methodology by which Standard & Poor's accords ratings to capital securities so that such capital securities are treated more like debt securities or (B) any decrease in the amount of "equity credit" that Standard & Poor's attributes to capital securities generally;

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of UNBC and its subsidiaries, taken as a whole, or, with respect to an offering of Capital Securities, Finance Trust I, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the execution and delivery of the Underwriting Agreement), that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the

     Offered Securities on the terms and in the manner contemplated in the Prospectus; and

          (iii) the Managers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of UNBC, or any other person authorized by the Board of Directors of UNBC to execute any such written statement (an "EXECUTIVE OFFICER"), and a certificate, dated the Closing Date and signed by a Regular Trustee of Finance Trust I,

                    (A) to the effect set forth in Section 4(a)(i) hereof (in the case of the certificate signed by an Executive Officer of
                UNBC); and

                    (B) to the effect that the representations and warranties of UNBC and Finance Trust I contained in this Agreement are true and correct as of the Closing Date and that each of UNBC and Finance Trust I, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The Executive Officer or Regular Trustee signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (b) The Managers shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to UNBC and Finance Trust I, dated the Closing Date, to the effect set forth in Exhibit A.

     (c) The Underwriters shall have received on the Closing Date an opinion of John H. McGuckin, Jr., Executive Vice President and General Counsel of UNBC, dated the Closing Date, to the effect set forth in Exhibit B.

     (d) The Managers shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Indenture, the Junior Subordinated Debentures and the Guarantee and such other matters as the Underwriters may reasonably request.

     With respect to Sections 4(b) and 4(c) hereof, Skadden, Arps, Slate, Meagher & Flom LLP and Davis Polk & Wardwell, respectively, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

     With respect to Section 4(b) hereof, Skadden, Arps, Slate, Meagher & Flom LLP may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of UNBC contained herein and in other documents and instruments.

     With respect to Sections 4(b)(xiv) through (xxii) hereof, Skadden, Arps, Slate, Meagher & Flom LLP may note that holders of Trust Securities may be obligated, pursuant to the Declaration of Trust, to (i) provide indemnity and security in connection with and pay taxes or other governmental charges arising from transfers of certificates for Trust Securities and the issuance of replacement certificates for Trust Securities, (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration of Trust and (iii) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under the Declaration of Trust or against the Property Trustee, to the extent provided in the Declaration of Trust.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP described in
Section 4(b) hereof shall be rendered to the Underwriters at the request of UNBC and shall so state therein.

     (e) The Managers shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Managers, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

     5. COVENANTS OF UNBC AND FINANCE TRUST I. In further consideration of the agreements of the Underwriters contained herein, each of UNBC and Finance Trust I covenants as follows:

     (a) To furnish the Managers, without charge, ten conformed copies of the Registration Statement (including exhibits and, upon request, documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but, upon request, including documents incorporated therein by reference) and, during the period mentioned in Section 5(c) hereof, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably objects promptly after reasonable notice thereof.

     (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters (which counsel shall be reasonably acceptable to UNBC; PROVIDED that Davis Polk & Wardwell shall be acceptable to UNBC), the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to UNBC and Finance Trust I) to which Offered Securities may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission.

     (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Managers shall reasonably request; PROVIDED that in connection therewith, neither UNBC nor Finance Trust I shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

     (e) To make generally available to UNBC's security holders and to the Managers as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of UNBC's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of UNBC or any securities with characteristics similar to those of the Capital Securities (other than (i) the Offered Securities, (ii) the Junior Subordinated Debentures, (iii) the Common Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Managers.

     (g) Whether or not any sale of Offered Securities is consummated, to pay or cause to be paid all expenses incident to the performance of the obligations of UNBC and Finance Trust I under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Offered Securities, (iii) the fees and disbursements of UNBC's counsel and accountants, of Finance Trust I's counsel and of the Finance Trustees and their counsel, (iv) the qualification of the Capital Securities and the Guarantee under securities or Blue Sky laws in accordance with the provisions of Section 5(d) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the printing or producing and delivery of any Blue Sky or Legal Investment memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Offered Securities and (vii) all costs and expenses, if any, incident to listing the Capital Securities on the New York Stock Exchange.

     6. INDEMNIFICATION AND CONTRIBUTION. Each of UNBC and Finance Trust I, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if UNBC shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or allegedly untrue statement or omission based upon information relating to any Underwriter furnished to UNBC and Finance Trust I in writing by such Underwriter through the Managers expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if UNBC or Finance Trust I shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of non-compliance by UNBC with Section 5(a) hereof.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Finance Trust I, the Finance Trustees, UNBC, its directors, its officers who sign the Registration Statement and each person, if any, who controls Finance Trust I or UNBC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from UNBC and Finance Trust I to each Underwriter, but only with reference to information relating to such Underwriter furnished to UNBC or Finance Trust I by such Underwriter in writing through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to the second preceding paragraph, and by UNBC and Finance Trust I, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph and the
                                       13
indemnifying party is not disputing in good faith the reasonableness of such fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     To the extent the indemnification provided for in the first or second paragraph in this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by UNBC and Finance Trust I on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of UNBC and Finance Trust I on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by UNBC and Finance Trust I on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by UNBC and Finance Trust I and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of UNBC and Finance Trust I on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UNBC and Finance Trust I or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     UNBC, Finance Trust I and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other
                                       14
method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amounts of Offered Securities purchased by each of such Underwriters and not joint. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     7. TERMINATION. This Agreement shall be subject to termination by notice given by the Managers to UNBC, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of UNBC or Finance Trust I shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and (b) in the case of any of the events specified in clauses (i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

     8. DEFAULTING UNDERWRITERS. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other

Underwriters shall be obligated severally in the proportions that the number of Offered Capital Securities set forth opposite their respective names herein bears to the aggregate number of Offered Capital Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as we may specify, to purchase the Offered Capital Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Offered Capital Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Offered Capital Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Capital Securities and the aggregate number of Offered Capital Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Capital Securities to be purchased, and arrangements satisfactory to us and UNBC for the purchase of such Offered Capital Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or UNBC. In any such case that does not result in termination, either we or UNBC shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Capital Securities and the aggregate number of Additional Capital Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Capital Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Capital Securities or (ii) purchase not less than the number of Additional Capital Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of UNBC or Finance Trust I to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason UNBC or Finance Trust I shall be unable to perform its obligations under this Agreement, UNBC and Finance Trust I jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities, but UNBC and Finance Trust I shall then be under no further liability to any Underwriter except as provided in Sections 5(g) and 6 hereof.

     9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnity and contribution agreements and the representations, warranties and other statements of
                                       16

Finance Trust I, the Regular Trustees, UNBC, its officers and the
Underwriters set forth in this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of UNBC, its officers or directors or any person controlling UNBC or on behalf of Finance Trust I, the Finance Trustees or any person controlling Finance Trust I and (iii) acceptance of and payment for any of the Offered Securities.

     10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, Finance Trustees and controlling persons referred to in
Section 7 hereof, and no other person will have any right or obligation hereunder.

     11. COUNTERPARTS. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.






                                       17